UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2006

CHEETAH OIL & GAS LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-26907

(Commission File Number)

93-1118938

(IRS Employer Identification No.)

Second Floor, 809 Manning Road, NE, Calgary, Alberta, Canada T2E 7M9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (403) 248-5300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

On April 18, 2006, we came to the conclusion that our financial statements for the fiscal year ended December 31, 2004 and the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 as filed should no longer be relied upon. The reason for this conclusion was our realization that, under generally accepted accounting principles, we were required to account for our acquisition of Scotia Petroleum Inc. differently than the manner in which we had recorded it, as a result of the value of our securities exchanged in consideration for the acquisition. As a result of revisions to our accounting treatment of our acquisition of Scotia Petroleum Inc., we have filed on Edgar amended financial statements for the year ended December 31, 2004 in our 10-KSB for the fiscal year ended December 31, 2005.

Our authorized officers discussed the matters disclosed in this Item 4.02 filing with our independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD.

/s/ Garth Braun

Authorized Signatory

Date: June 12, 2006